EXHIBIT 10(a)

                          AGREEMENT


     This Agreement is entered into as of this 15th day of December, 1999, between RecycleNet Corporation ("Company") and Paul Roszel ("PR").
                         WITNESSETH:
     WHEREAS; PR has developed certain computer related software known as the Rhodium WebWeaver ("program") which is designed to operate from a secure central processing unit and which can be customized to the particular needs of a person utilizing the Internet system for business and commercial purposes; and

     WHEREAS; Company desires to obtain the non-exclusive distribution rights to market and license the use of the program; and

     WHEREAS; PR desires to grant a non-exclusive license to Company to market and distribute the program to third parties.

     NOW, THEREFORE, it is agreed by the parties hereto as follows:

     1. PR hereby grants to Company, and Company hereby accepts, subject to payment of the license fees and other charges, as applicable, a personal, non-exclusive, and non-transferable license to use the licensed software identified as the program hereinabove during the term hereof and to use any additional documentation provided by PR to Company during the term hereof in support of the use of the licensed program. This license applies only to use of the program through the central processing unit of Company. Any other use will require a separate license, including additional fees and charges, to be negotiated between the parties prior to any additional use of the program other than as contemplated herein.

2. The license fee for the license granted hereunder shall be the sum of US$1,000.00 for each use of the program that Company sells, grants, distributes, or otherwise transfers to a third party for use of the program through Company's server and central processing hardware. The fee is due and payable no later than ten days after Company has sold or otherwise transferred a license to use the program to a third party. All payments in arrears shall bear interest at the rate of 1.5% per month until paid in full.

3. Licensee shall pay all taxes based on or in any way measured by this Agreement, the program or any portion thereof, or any services related thereto, excluding taxes based on PR's net income, but including personal property taxes, if any.

4. Unless otherwise terminated or cancelled as provided herein, the term of this Agreement and of the license granted herein shall commence on the effective date hereof and shall continue until Company discontinues the use of the program on the Company's central processing unit or otherwise ceases doing business as an application service provider for other persons utilizing the internet for business and/or commercial purposes.

5. Company acknowledges that the program is PR's exclusive property and constitutes a valuable asset of PR. Company shall not disclose or make available to any third parties the contents or instructions of the program without PR's prior written consent. Further, upon any cancellation, expiration, or termination of this Agreement, Company agrees that it will destroy, cancel and otherwise obliterate all data and instructions relating to the program and insure that the program cannot be used or copied by any person from Company's central processing unit.

6. Company may reproduce the program for use only on its central processing unit and may do so as necessary and required to accommodate persons acquiring a license or lease to use the program through Company. Further, Company may modify the program and merge it into existing software, provided the program and all portions thereof shall continue to be subject to the terms of this Agreement. Upon any termination, cancellation or expiration of this Agreement, Company shall have no right to use the original, modified, or merged software constituting the program, or any portion thereof.

7. Company shall have the sole and exclusive responsibility for the installation and use of the program for each person leasing or licensing the program through Company. Company shall provide all technical support and services under the terms and conditions of a separate agreement and at Company's then current charges therefore.

8. PR warrants that the program, under normal use and service, shall be free from defects in workmanship and quality and will meet the needs of Company and it's lessees or licensors. In the event of a failure or breach of this warranty, PR's sole obligation shall be to replace the program and/or provide technical services to attempt to correct the failure; provided that Company shall give PR detailed information regarding such failure and PR is able to duplicate the same. Company acknowledges that the program is complex, may not be error free, and that all errors, if any, may not be correctable or avoidable.

9. Company shall be solely responsible for the use, efficiency, and suitability of the program for each and every person Company leases or licenses the program to, based upon the specific needs and requirements of those persons. Company acknowledges that it will customize the program depending upon such needs and requirements and that PR shall not be liable for any breach of the warranty set forth herein if: (1) modifications are made to the program;
(2) the program is used with software or hardware that are not supplied by PR or are not reasonably approved by PR upon Company's request; or (3) the media for the program is subject to misuse or abuse.

10. PR shall defend or settle, at his own expense, any cause of action or proceeding brought against Company which is based on a claim that the program infringes an US or Canadian patent, copyright, trade secret or other proprietary right. PR shall indemnify and hold Company harmless against any final judgment, including any award of attorneys fees, that may be awarded by a court of competent jurisdiction against Company as a result of the foregoing; provided that Company shall give PR prompt written notice of such claim and shall provide PR with all reasonable cooperation and information in Company's possession. If a claim is made that the program infringes any US or Canadian patent, copyright, trade secret or other proprietary right, or PR believes that a likelihood of such a claim exists, PR may, in his sole discretion, either procure for Company the right to continue using the program, modify it to make it non-infringing but continue to meet the specifications therefore, or replace it with non-infringing software of like functionality which meets the specifications for the program; provided, however, if none of the foregoing is reasonably available to PR, he may terminate/cancel the license granted herein and require Company to cease using the program.

11. PR may terminate/cancel this Agreement and any license granted hereunder if: (1) Company fails to pay any license fees or charges; (2) Company is in default of any material provision of this Agreement and such default is not cured within 30 days after PR gives Company written notice thereof; or (3) Company becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy law.

12. In the event of any cancellation/termination of this Agreement or any license granted to Company hereunder, PR may: (1) require that Company cease any further use of the program or any portion thereof ; and (2) cease performance of all of Company's obligations hereunder or to its lessees or licensees without liability to PR.

13. The effective date of this Agreement shall be date set forth above herein.

14. Any cause of action arising out of or related to this Agreement must be brought no later than one year after the same has accrued.

15. This Agreement is their sole agreement between the parties relating to the subject matter hereof and supercedes all prior understandings, writings, proposals, representations, or communications, oral or written, or either party. This Agreement can only be amended or modified by a writing executed by the parties hereto. This Agreement shall be interpreted in accordance with the substantive laws of the State of Utah.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                   PAUL ROSZEL

                                   /s/ Paul Roszel
                                   ----------------------
                                   RECYCLENET CORPORATION


                                  /s/_____________________